                                                                       EXHIBIT 2
                    United States Department of the Interior
                            BUREAU OF LAND MANAGEMENT
                              Colorado State Office
                             2850 Youngfield Street
                          Lakewood, Colorado 80215-7093

                                 www.co.blm.gov

                                                                      CO-933(KP)
                                                                            3511
                                                                       C-Ol19985
                                                                          Sodium

                                    Decision

Natural Soda, Inc.
818 Taughenbaugh Blvd
Rifle, Colorado 81650

                              Sodium Lease Renewed

Natural Soda, Inc., timely filed an application for renewal of it's sodium lease C-0119985. On June 29, 2001, the Colorado State Office offered the sodium lease renewal terms. Copies of the offered lease, properly executed by Natural Soda, Inc., were signed in this office on June 29, 2001.

All regulatory requirements for renewal have been met. Therefore, sodium lease C-0119985 is hereby renewed, effective July 1, 2001, for a period of 10 years. A copy of the fully executed lease is enclosed.



                                               James E. Edwards, Jr .
                                               Chief, Branch of Solid Minerals
                                               Resource Services


Enclosure
Sodium Lease


cc:
FOM, White River FO w/lse
MMS, Sol Mins Rep Sec w/lse
Surety

                                  UNITED STATES
                                                                   Serial Number
                           DEPARTMENT OF THE INTERIOR,                 C-0119985
                            BUREAU OF LAND MANAGEMENT


                              SODIUM LEASE RENEWAL


PART 1. LEASE RIGHTS GRANTED.

This lease renewal, entered into by and between the UNITED STATES OF AMERICA, through the Bureau of Land Management, hereinafter called lessor, and

                                Natural Soda, Inc.
                                818 Taughenbaugh Blvd.
                                Rifle, Colorado 81650

hereinafter called lessee, is effective July 1, 2001, for a period of 10 years, with preferential right in the lessee to renew for successive periods of 10 years under such terms and conditions as maybe prescribed by the Secretary of the Interior, unless otherwise provided by law at the expiration of any period, and provided that the sodium is being produced in paying quantities at the end of the 10-year renewal period and, if renewed, at the end of each successive 10-year period.

Sec. 1. This lease is issued pursuant and subject to the terms and provisions of the Mineral Leasing Act of 1920, as amended and supplemented, 41 Stat. 437, 30 U.S.C.181-287, hereinafter referred to as the Act; and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, specifically including, but not limited to, 43 CFR 23 (to the same extent as if the operations under this lease were surface mining), 3500, and 3590, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of rents and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants and leases to lessee the exclusive right and privilege to explore for, drill for, mine, extract, remove, beneficiate, concentrate, or otherwise process and dispose of the sodium deposits in the Saline Zone, hereinafter referred to as "leased deposits," in, upon, or under the following described lands:




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     T. 1 S.,R. 98 W., 6th P.M.
     sec. 19, SE 1/4 NE 1/4, and E 1/2 SE 1/4;
     sec. 20, SE 1/4 NE 1/4, W 1/2 E 1/2, and W 1/2;
     sec. 21, SW 1/4 NW 1/4;
     sec. 29, NW 1/4;
     sec. 30, lots 1, 2, and 4, NE 1/4, E 1/2 NW 1/4, SE 1/4 SW 1/4, and SE 1/4;

containing 1319.59 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment, and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

Sec. 3. DEFINITIONS. The following definitions shall be used in the interpretation of this lease:

(a) "Oil Shale" is a fine-grained sedimentary rock containing organic matter which was derived chiefly from aquatic organisms or waxy spores or pollen grains, which is only slightly soluble in ordinary petroleum solvents, and of which a large proportion is distillable into artificial petroleum. This term is applicable to any argillaceous, carbonate, or siliceous sedimentary rock which will yield oil upon destructive distillation. In this lease, "destructive distillation" means the process of decomposition of oil shale where heat is applied to a temperature at which the hydrocarbons are converted to vapors and/or liquids.

(b) "Saline Zone" in this lease means the lower part of the Parachute Creek Member of the Green River Formation in the Piceance Creek Basin, the top of which zone is defined at any point by the characteristic "dissolution surface" and the bottom of which is defined at any point by horizon marker designated as the "Blue Marker," which forms the approximate base of the Parachute Creek Member.

(c) "Leased deposits" means (1) all sodium compounds and any related products thereof in the Saline Zone not intermingled with oil shale averaging 25 gallons of shale oil or more per ton of rock mined (hereinafter referred to as "25 g.p.t. oil shale", such average to be determine monthly for each calendar month by modified Fischer assays of the rock mined by lessee for processing or beneficiation by any method and (2) all sodium compounds and any related products within the Saline Zone which are intermingled with 25 g.p.t. oil shale and which can be mined extracted, processed. beneficiated, used, and disposed of without the destructive distillation of the 25 g.p.t. oil shale and without significant changing the composition of the 25 g.p.t. oil shale or rendering it more unsuitable in any material respect for development, retorting, process, use, or disposition. As used herein the term "related products" shall, in no event, include oil shale.

Sec. 4. PROTECTION OF OIL SHALE DEPOSITS. (a) Except as expressly provided in subsections (b), (c), and (d) below, the lessee shall not:

         (1) utilize process solutions in excess of 300 degrees Fahrenheit for in situ solution mining of sodium compounds without the express permission of the authorized officer;

         (2) mine, extract, retort, process, use, or dispose of any oil shale, or organic matter or the products thereof contained in or derived from any such oil shale, situated above or below the Saline Zone in the lands described in Sec. 2 above;

         (3) mine, extract, retort, process, use, or dispose of any 25 g.p.t. oil shale, or organic matter or the products thereof contained in or derived from any such 25 g.p.t. oil shale, situated in the Saline Zone; or

         (4) use, remove from the leased premises, or dispose of any oil shale, or organic matter or the products thereof contained in or derived from any such oil shale, averaging more than 10 gallons of shale oil per ton from the Saline Zone, such average to be determined by modified Fischer assays.

         (5) It is expressly understood and agreed that the lessee shall not have any right to, and shall not, bum or otherwise use for fuel or energy production purposes any oil shale situated in or under the lands described in Sec. 2 above.

         (b) The lessee shall have the right and privilege to:

         (1) mine and extract oil shale or other material located above the Saline Zone for the sole purpose of emplacing shafts or other entries as are necessary, and are authorized by the authorized officer, to gain access to the leased deposits for mining, extraction, and removal operations, and

         (2) mine, extract, and process by non-retorting methods, which are chemical or mechanical and do not require the use of heat, 25 g.p.t. oil shale intermingled with the leased deposits, but only to the extent necessary for and as an incident to the mining, extraction, processing, beneficiation and removal of the leased deposits, provided that the authorized officer determines there is no significant extraction or removal of 25 g.p.t. oil shale and determines that 25 g.p.t. oil shale is not rendered unfit or significantly lowered in quality for retorting purposes by such mining, extraction, processing, and beneficiation.

         (c) As required by the terms of this lease or as directed by the authorized officer, the lessee shall have the right and the duty to store and to protect all 25 g.p.t. oil shale which has been mined and all other oil shale which, after mining, has become 25 g.p.t. oil shale as a result of processing or beneficiation.

         (1) Except as otherwise provided herein or unless otherwise authorized in writing by the authorized officer, the lessee shall, prior to disposition, process or beneficiate any leased deposits in mined material to extract sodium compounds therefrom where that material contains oil shale averaging more than 10 gallons of shale oil per ton of rock. mined, but less than 25 gallons of shale oil per ton, such average to be determined by modified Fischer assays. The lessee shall perform any processing or beneficiation in such a manner that separates from the leased deposits that quantity of contained organic matter necessary to limit the shale oil content, if any, to not more than an average of 10 gallons per ton in the material removed from the leased premises.

         (2) The lessee shall store or dispose of, as determined and directed by the authorized officer, residue and/or waste materials .which have been separated from the leased deposits or products thereof during or as a result of mining, extraction, processing, beneficiation, retorting or other operations conducted under this lease, where the aforesaid storage or disposal is not otherwise provided for or authorized by Sec. 4(c) or Sec. 4(d), Part I, of this lease.

         (3) It is expressly understood that the processed 25 g.p.t. oil shale or other processed oil shale and, upon the termination of this lease, any sodium compounds intermingled therewith, shall remain the sole property of the lessor and shall be subject to disposition at any time by the lessor as provided in Sec. 7 of this lease or as otherwise determined by the authorized officer.

         (d) In the event that retorting or processing of the leased deposits results in the production of any shale oil whatsoever, all such shale oil shall be and shall remain the exclusive property of the lessor, any provision in this lease to the contrary notwithstanding, and shall be disposed of by the lessor.

         (1) At lessor's option, and at the direction of the authorized officer given within a reasonable time after its production, the lessee shall dispose of such shale oil, if any, on terms that are just and reasonable and do not require lessee to hear the costs of disposing of the shale oil. It is understood that, if lessee is required by lessor to store such shale oil, the costs of such storage shall be initially borne by lessee but the lessor shall credit such costs against royalties payable under this lease by the lessee as those royalties become due and payable.

         (2) Any contract or other agreement entered into by the lessee or its successors in interest for the sale, transfer, or disposal of all or part of the leased deposits or the products thereof shall specifically provide that the purchaser or transferee, and its successors in title, neither intends to, nor shall produce, shale oil therefrom. The lessee shall make no further sale or transfer of any leased deposit or any products thereof to any purchaser, or any of its successors in title, of any leased deposit or the products thereof who has violated such contractual provision. Moreover, the lessee shall take whatever action may be necessary either to recover for the lessor any shale oil so produced in any significant quantity which is then still in existence or to recover damages which shall be payable to the lessor if any such significant quantities of shale oil have been produced and are no longer in existence.

PART II.  TERMS AND CONDITIONS

     Sec. 1. (a) RENTAL RATE - Lessee shall pay lessor rental annually and in advance at the rate of $1 for each acre or fraction thereof during the continuance of the lease.

     (b) RENTAL CREDITS - The rental for any year will be credited against the first royalties as they accrue under the lease during the year for which rental was paid

     Sec. 2. (a) PRODUCTION ROYALTIES - Lessee shall pay lessor a production royalty of 5 percent of the gross value of the output of the leased deposits at the point of shipment to market. Such production royalty is due the last day of the month next following the month in which the minerals are sold or removed from the leased lands.

     (b) MINIMUM ANNUAL PRODUCTION AND MINIMUM ROYALTY -

     (1) For the current lease period, lessee shall produce on an annual basis a minimum amount of 4,000 tons of sodium or related products the first through the fifth lease years, and 6,000 tons the sixth through the tenth lease years; or

     (2) At the request of the lessee, made prior to initiation of the lease year, the authorized officer may allow in writing the payment of $26,000 per year through the fifth lease year and $39,000 per year thereafter for the remainder of the ten year lease in lieu of production for any particular lease year. Minimum royalty payments shall be credited to production royalties for that year only.

     (3) The authorized officer shall not accept payment of minimum royalty in lieu of production for more than a total of six years during the lease term.

     Sec. 3. SUSPENSION - Lessee shall notify the authorized officer when operations are interrupted by strikes, the elements, or casualties not attributable to the lessee. Upon application of lessee, lessor may approve suspension of operations under the lease when marketing conditions are such that the lease cannot be operated except at a loss. In the interest of conservation of natural resources, the lessor may waive, suspend, or reduce rental, or minimum royalty, or reduce royalty, and may direct or assent to the suspension of operations and production under this lease in accordance with section 39 of the Mineral Leasing Act, 30 U.S.C. 209.

     Sec. 4. BONDS - Lessee shall maintain in the proper office an initial lease bond in the amount of $400,000, or in lieu thereof, an acceptable statewide or nationwide bond. The authorized officer may adjust the bond amount as determined appropriate for operations under this lease. Lessor shall require a lease bond Sufficient to satisfy rental and royalty payments as well as lessee's performance bond under 43 CFR 23 for operations and reclamation requirements in the event that lessee fails to fully comply with lease terms, conditions, and stipulations.

     Sec. 5. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee shall furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost. Lessee shall keep open at all reasonable times, for the inspection of any duly authorized officer of less, the leased premises and all surface and underground improvements, works, machinery, ore stockpiles, equipment, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or under the leased lands.

     Lessee either shall submit or shall provide less access to, and copying of, documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

     While this lease remains in effect, information obtained under this section shall be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

     Sec. 6. WATER RIGHTS - All water rights developed by the lessee through operations on the lease lands shall immediately become the property of the lessor. Lessee shall have the right to use those water rights free of charge for operations under this lease.

     Sec. 7. CONDUCT OF OPERATIONS - (a) Lessee shall exercise reasonable diligence, skill, and care in the operation of the property, and shall carry on all operations, having due regard for the prevention of injury to life, health, or property, and prevention of waste or damage or degradation to any land, water, or mineral resources.

     (1) Lessee shall not conduct exploration or operations, other than casual use, prior to approval of plans of exploration or operations by lessor and the receipt of necessary permits.

     (2) Lessee shall carry on all operations in accordance with approved methods and practices, and as provided in the operating regulations and in the approved mining plan, in a manner that minimizes adverse impacts to the land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposits not leased hereunder, and to other land uses or users. Lessee shall take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures.

     (3) Lessor reserves to itself the right to lease, sell, or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder and approving of easements or rights-of-way. Lessor expressly reserves the right to issue oil shale leases for all or any part of the lands subject to this lease, including the Saline Zone. Lessor also reserves the right to issue sodium leases for all or any part of the lands subject to this lease, excluding the Saline Zone, giving due regard to the rights of lessee to the deposits leased herein. Lessor shall condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

         (b) Exploration, Development, and Production of Leased Deposits and Other Operations in Oil Shale or Other Leasable Deposits - Lessee shall not conduct exploration or mining operations that the authorized officer determines:

         (1) would be hazardous to the concurrent or future production of mineral deposits under existing leases issued pursuant to the Act for the same lands, of oil shale not located in the Saline Zone, or of the 25 g.p.t. oil shale in the Saline Zone in the same lands;

         (2) would interfere with the orderly concurrent or future development and production of mineral deposits under existing leases issued pursuant to the Act for the same lands, of oil shale not located in the Saline Zone, or of 25 g.p.t. oil shale in the Saline Zone in the same lands, unless the Secretary determines that the interest of the United States would be served thereby; or

         (3) would result in undue waste of mineral deposits subject to existing leases issued pursuant to the Act for the same lands or of oil shale in the same lands. Operations conducted in conformity with the provisions of subsections 4(b), (c), and (d) of Part 1 of this lease shall not be deemed to cause undue waste of oil shale.

         (4) Lessee shall make available for inspection by the holder of any oil shale lease issued for the same lands, or any zone thereof, maps of mine workings and surface installations and records of core analyses required to be filed pursuant to the applicable operations regulations insofar as such maps and records are pertinent to the development and protection of oil shale deposits.

         Sec. 8. PROJECTION OF DIVERSE INTERESTS, AND EQUAL OPPORTUNITY - Lessee shall: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; restrict the workday to not more than 8 hours in anyone day for underground workers, except in emergencies; and take measures necessary ,to protect the health and safety of the public. No person under the age of 16 years shall be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in this paragraph, then the State laws apply. Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor. Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

         Sec 9. (a) TRANSFERS - This lease may be transferred in whole or in part to any person, association or Corporation qualified to hold such lease interest.

         (b) RELINQUISHMENT - Lessee may relinquish in writing at any time all rights under this lease, or any portion thereof, as provided in the regulations. Upon lessor's acceptance of the relinquishment lessee shall be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

         Sec. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such time as all or portions of this lease are returned to lessor, lessee shall deliver up to lessor the land leased, underground timbering and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings and wells in condition for suspension or abandonment. Within 180 days thereof, lessee shall remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the authorized officer. Any such structures, machinery, equipment, tools, and materials remaining on the leased lands beyond 180 days, or approved extension thereof, shall become the property of the lessor, but lessee shall either remove any or all such property or shall continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor shall waive the requirement for removal, provided the third parties do not object to such waiver.

         Prior to the termination of bond liability or at any other time when required, and in accordance with all applicable laws and regulations, lessee shall reclaim all lands the surface of which has been disturbed. dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities on the leased lands, and reclaim access roads or trails. Lessee shall take all actions necessary to temporarily or permanently abandon the leased lands in accordance with the abandonment plan approved by the authorized officer.

         Sec. II. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation by the lessor only by judicial proceedings. This provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver shall not prevent later cancellation for the same default occurring at any other time.

         Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease shall extend to and be binding upon and every benefit hereof shall inure to the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

         Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United States from any and all claims arising out of the lessee's activities and operations under this lease.

         Sec. 14. SPECIAL STATUTES - This lease is subject to the Federal Water Pollution Control Act (33 U.S.C. 1151-1175), the Clean Air Act (42 U.S.C.1857 et seq.), and to all other applicable laws "pertaining to exploration activities, mining operations and reclamation.

         Sec. 15. SPECIAL STIPULATIONS - Special stipulations (a) Cultural Resources, (b) Paleontological Resources, (c) Threatened and Endangered Species (Plants), (d) Wildlife, (e) Floodplains, (f) Access, and (g) Mine and Reclamation Plans are attached to and made a part of sodium lease C-OI19985. These stipulations are also imposed upon lessee's employees and agents. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of the lease. Lessee shall require its agents, contractors, and subcontractors involved in activities on this lease to include these stipulations in the contracts between and among them. The special stipulations maybe revised or amended, in writing, by mutual consent of the lessor and the lessee.

         (a) Cultural Resources. Lessee shall undertake measures in accordance with instructions from the authorized officer to protect cultural resources on the leased lands. The lessee shall not commence any surface disturbing activities until permission to proceed is given by the authorized officer. For this cultural resources stipulation, the authorized officer of the BLM will be the White River Field Office Manager.

         (1) Before undertaking any activities that may disturb the surface of the leased lands, lessee shall conduct a cultural resource Class III inventory on those lands that have not been previously inventoried and that may be affected by lease-related activities. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archaeologist, historian, or historical architect, as appropriate) approved by the authorized officer of the BLM and in the manner specified by the authorized officer. Lessee shall submit a report of the inventory and recommendations for protecting any identified cultural resources to the authorized officer.

         (2) Lessee shall protect all known cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved exploration plan or an approved mining plan.

         (3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

         (4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the authorized officer. The lessee shall not disturb such resources except as subsequently authorized by the BLM. Within five (5) working days of notification, the authorized officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or to preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be home by the lessee.

         (b) Paleontological Resources. (1) Before undertaking any activities that may disturb the surface of the leased lands, lessee shall employ a qualified professional paleontologist to map the extent of the Class I and II geologic formations. The paleontological appraisal shall be conducted as directed by the authorized offices who may require a field survey of all outcrops within identified Class I and Class II areas. The BLM reserves the right to designate portions of any Class I or Class II areas as unsuitable for mining under this lease due to their sensitivity or to protect significant scientific value(s).

         (2) Lessee shall not knowingly disturb, alter, destroy, or take any paleontological resources. Lessee shall immediately cease activities in the vicinity of any paleontological specimen that is discovered during its operations. Lessee shall protect the resource and report the discovery to the authorized office. A paleontological specimen shall not be removed from the site until evaluated by a qualified professional paleontologist. Operations may not proceed until specifically authorized by the BLM. Lessor expressly reserves title to paleontological resources.

         (3) Lessor reserves the right to conduct periodic compliance checks or to have these checks conducted by a qualified professional paleontologist during the stripping of overburden and the construction of appurtenant facilities in order to check for the existence of paleontological localities and to evaluate their significance.

         (4) If a fossil is discovered which has projectile points or other human artifacts in or near it; is charred, split, or cut; or shows features indicative of human activity, all work, including construction work, excavation, and removal, shall immediately cease until a qualified professional archaeologist can evaluate on the fossil resource and determine its cultural affiliation and significance. If the archaeologist determines that a human association exists, the specimen shall be handled as a cultural resource under Sec. 15(a) as directed by the authorized officer.

         (c) Threatened and Endangered Plants. (1) Before undertaking any activities that may disturb the surface of the leased lands, lessee shall have a qualified professional conduct an intensive field inventory for threatened, endangered, sensitive, and rare plants in the manner specified by the authorized officer on those portions of the exploration area, mine plan area, or adjacent areas that were not previously inventoried at such a level of intensity and which may be adversely affected by lease-related activities.

         (2) The inventory shall be conducted by a qualified professional approved by the authorized officer. A report of the inventory and recommendations for the protection of any species identified shall be submitted to the authorized officer. The lessee shall not commence any surface disturbing activities until the authorized officer has reviewed the report, determined whether mitigation is required, and given approval to proceed.

         (d) Wildlife. (1) Lessee shall develop, in consultation with the BLM, Colorado Division of Wildlife, and the U.S. Fish and Wildlife Service, a plan for replacing or offsetting impacts to animal populations and/or habitats identified as being impaired or lost due to mining operations. Key target species and habitats include, but are not limited to, raptors and mule deer and their associated habitats and riparian/wetland habitats and associated fauna:

         (2) Lessee shall compensate for and/or offset the loss, displacement, or adverse modification of wildlife populations and/or associated habitats, on or off lease, which occur as the result of lease development and operation.

         (3) Wildlife Recovery and Replacement Plan. At the time it submits its mine plan, lessee shall submit for approval by the authorized officer a wildlife recovery and replacement plan. The final wildlife recovery and replacement plan shall indicate the methods lessee shall employ to ensure that the carrying capacity of the recovered or replaced lands will fully support populations of the indicator species as agreed upon by the BLM, the Colorado Division of Wildlife and the U.S. Fish and Wildlife Service. The wildlife recovery and replacement plan will include the following:

         (A) A habitat and population analysis of the mine area that identifies which of these species occupy the mine area and shall include, but not be limited to, advance raptor nest surveys of woodland and cliff substrates within 1/2 mile of any proposed development. The survey shall be conducted by a qualified professional approved by BLM and shall include an analysis of the quality or carrying capacity of the habitat for each species identified.

         (B) A detailed description of the methods selected by the lessee to mitigate animal and/or habitat loss, together with comparative analysis of alternative methods that were considered but rejected by the lessee and the rationale for the decision to select the proposed methods. The methods utilized by the lessee for recovery and replacement may include, but are not limited to, the following techniques:

         (i) Increasing the quantity and quality of forage available to these species;

         (ii) Acquiring critical wildlife habitats;

         (iii) Implementing mechanical manipulation of low quality wildlife habitat to increase its carrying capacity for selected wildlife species; and

         (iv) Ensuring recovery, replacement, or protection of important wildlife habitat to increase its carrying capacity for selected wildlife species.

         (C) A timetable giving the periods required to accomplish the habitat recovery or replacement plan and showing its relationship to the, overall mining plan.

         (e) Floodplains. Lessee shall not construct facilities or conduct operations in the 100-year floodplain described below without the express written permission of the authorized officer.

                  T.l S.,R. 98 W., 6th P.M.
                  sec. 21, SW 1/4 NW 1/4.

         If facilities are allowed, lessee shall provide adequate protection for any building or improvement against flooding.

         (f) Access. (1) Lessee shall maintain public access to public lands adjacent to the lease by means of existing roads, trails, or ways. If the lessee must destroy or obstruct any existing route, lessee shall provide public access by means of an alternate route of equal quality.

         (2) Lessee shall allow the public access to public lands within the lease and on roads, trails, and ways constructed by the lessee, unless the authorized officer determines that allowing such access would interfere with mining operations or would create a public safety hazard.

         (g) Mine and Reclamation Plans. (1) Before any operations may commence, lessee shall file for approval by the authorized officer an exploration or mining and reclamation plan, as appropriate, that addresses the following items:

         (A) A description of the location and the area affected by the operations together with two copies of a suitable map or aerial photograph showing the topography, the area covered by the lease, the name and location of major topographic and cultural features, and the drainage plan for the affected area.

         (B) A statement of proposed methods of operating, including a description of the surface or underground mining methods, proposed roads or vehicular trails, the size and location of structures and facilities to be built, the timing for grading and backfilling areas affected by the operations, and the proposed manner and length of time required to reclaim areas disturbed by the operations.

         (C) An estimate of the quantity of water to be used and the pollutants that may enter receiving waters together with a design for the necessary impoundment, treatment, or control of all runoff water and drainage from workings to reduce soil erosion and sedimentation and to prevent the pollution of receiving waters.

         (D) A description of measures to be taken to prevent or control fire, soil erosion, pollution of surface and groundwater, pollution of air, damage to fish and wildlife or other natural resources, and hazards to public health and safety.

         (E) (1) A revegetation plan for areas affected by operations that describes:

         (i) Proposed methods of preparation and fertilization of the soil prior to replanting;

         (ii) Types and mixtures of shrubs, trees, or tree seedlings, grasses, or legumes to be planted;

         (iii) Types and method of planting, including the amount of grasses, forbs, shrubs, or legumes per acre, or the number of spacing of trees, or tree seedlings, or combinations of the above.

         (2) Lessee shall store or stockpile ore, by-products, or waste material in a manner to deter the production of leached products and other pollutants and to prevent downward percolation of such products or pollutants into aquifers. Oil shale ore shall be stockpiled to protect the mineral resources as determined by the authorized officer.

         (3) Lessee shall develop, and submit as part of its mine plan, a reclamation plan specifically for those areas of disturbance defined as having low or very low reclamation potential. The plan must demonstrate to the complete satisfaction of the authorized officer that the lands can be reclaimed utilizing current technologies. The authorized officer shall deem the subject lands unsuitable for surface occupancy or disturbance if the plan does not adequately demonstrate a high probability for success of reclamation.

         (4) As part of its mine plan, lessee shall submit social, economic and transportation impact data concerning offsite aspects of the proposed development including:

         (A) The estimated number and type of employees the lease operations will require during phases of construction and operation

         (B) The contemplated construction of transportation facilities and the estimated transportation models), route(s), and frequency, of trips for the extracted resources; and the estimated effect of any truck movement on the rate of roadway pavement deterioration on the design life of the transportation mode, on the level of surface repair, and on overall safety to the motoring public.

         (C) The estimated effect of the influx of population on the transportation system at the county and local level resulting from the proposed development.

         (D) Lessee shall update the data annually to the satisfaction of the authorized officer until its operations reach a full or stable level. Lessee then shall update its data whenever it plans a major change in its operations (such as expansion, transportation mode change, closing, etc.) and prior to implementation of the change(s).


--------------------------------------------------------------------------------

         THE UNITED STATES OF AMERICA

By
     ---------------------------            ----------------------------------
                                                 (Company or Lessee Name)

     ---------------------------            ----------------------------------
          (Signing Officer)                       (Signature of Lessee)

     ---------------------------            ----------------------------------
               (Title)                                     (Title)

     ---------------------------            ----------------------------------
               (Date)                                      (Date)
--------------------------------------------------------------------------------
Title 18 U.S.C. Section 1001, makes it a crime for any person knowingly and willfully to make any department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.
--------------------------------------------------------------------------------
                                     NOTICE
         The Privacy Act of 1974 and the regulations in 43 CFR 2.48(d) provides that you be furnished the following information in connection with information required under the terms of this lease.

         AUTHORITY:  30 U.S.C. 181 et seq.; 43 CFR 3500

         PRINCIPAL PURPOSE: The information will be used to verify your compliance with the lease terms and in calculating royalty payments.

         ROUTINE USES: (1) Evaluation of the effects of the operations on the environment. (2) Statistical reports to Congress. (3), (4) and (5) Information from the record and/or the record may be released or transferred to appropriate Federal, State or local agencies in allocating mineral revenue, for investigations of energy programs; and when relevant to civil, criminal or regulatory investigations or prosecutions, as well as routine regulatory responsibility.

         EFFECT OF NOT PROVIDING INFORMATION: Disclosure of this information is mandatory only if the lessee elects to mine, extract, remove and/or dispose of the leased deposits.

         The Paperwork Reduction Act of 1980 (44 U.S.C. 3501 et seq.) requires us to inform you that:

         This information is being collected for use in calculating royalty payments and in verification of compliance with lease terms.

         Response to this requests is mandatory only of the lessee elects to mine, extract, remove and/or dispose of the leased deposits.